Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 333-147433 on Form S-3, and Registration Statement Nos. 333-161352, 333-141207, and 333-130147 on Form S-8, of our report dated February 27, 2009 (December 18, 2009 as to Note 23)  relating to the consolidated financial statements and financial statement schedules of International Coal Group, Inc. and subsidiaries (which report expresses an unqualified opinion and includes an explanatory paragraph relating to the retrospective adoption of FASB Staff Position APB 14-1, “Accounting for Convertible Debt Instruments That May Be Settled in Cash upon Conversion (Including Partial Cash Settlement)” in the 2008 and 2007 consolidated financial statements), and of our report dated February 27, 2009, relating to the effectiveness of International Coal Group, Inc.’s internal control over financial reporting, appearing in this Annual Report on Form 10-K/A of International Coal Group, Inc. for the year ended December 31, 2008.

/s/ Deloitte & Touche LLP

Cincinnati, Ohio
December 18, 2009